Exhibit 99.2

Neustar Provides Update on Local Number Portability Administrator Selection Process
STERLING, VA, January 29, 2014 — Neustar, Inc. (NYSE: NSR), a trusted, neutral provider of real-time information services and analytics, today announced an update on the selection process for the local number portability administrator contract beginning July 1, 2015.
Throughout the NPAC administrator selection process, Neustar has fully responded to each deadline and request. In April 2013, Neustar submitted an initial proposal according to the process and subsequently responded to the North American Portability Management LLC's (NAPM) request for a revised submission. In October 2013, the company requested the opportunity for all bidders to submit additional revised proposals. Together with that request, the company also submitted a revised proposal. On January 24, 2014, the company was notified that its October 2013 proposal would not be considered.
“Under the stewardship of Neustar, the NAPM and the FCC, the NPAC has become the world’s largest and most complex number management system and it is poised to be the system for the future. We believe that given our track record in innovating to meet the industry’s needs, as well as our exceptional stewardship of the NPAC, we are the logical choice to be the local number portability administrator over the next contract period. The industry, consumers, and competition can only benefit from allowing all bidders the opportunity to submit new and revised proposals. We will continue to seek the opportunity for bidders to do so,” said Lisa Hook, Neustar's President and Chief Executive Officer.
About Neustar, Inc.
Neustar, Inc. (NYSE: NSR) is a trusted, neutral provider of real-time information and analytics to the communications services, financial services, retail, and media and advertising sectors. Neustar applies its advanced, secure technologies to help its clients promote and protect their businesses. More information is available at www.neustar.biz.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the company's expectations, beliefs and business results in the future, such as its guidance regarding future results of operations.  The company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions.  Similarly, statements herein that describe the company's business strategy, prospects, opportunities, outlooks, objectives, plans, intentions or goals are also forward-looking statements.  The company cannot assure you that its expectations will be achieved or that any deviations will not be material.  Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated.
These potential risks and uncertainties include, among others, general economic conditions in the regions and industries in which the company operates; the uncertainty of future revenue, expenses and profitability and potential fluctuations in quarterly operating results due to such factors as disruptions to the company's operations resulting from network disruptions, security breaches or other events, an inability to obtain high quality data on favorable terms or otherwise, modifications to or terminations of its material contracts, the financial covenants in the company's secured credit facility and their impact on the company's financial and business operations; the company’s ability to complete its realignment efforts with minimal disruptions; the company's indebtedness and the impact that it may have on the company's financial and operating activities; the company's ability to incur additional debt; the variable interest rates applicable under the company's indebtedness and the effects of changes in those rates; the company's ability to successfully identify and complete acquisitions and integrate and support the operations of businesses the company acquires; increasing competition; market acceptance of the company’s existing services; the company's ability to successfully develop and market new services and the uncertainty of whether new services will achieve market acceptance or result in any revenue; the company’s ability to raise additional capital on favorable terms or at all; and business, regulatory and statutory changes related to the communications and Internet industries.  More information about risk factors, uncertainties and other potential factors that could affect the company's business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, the company's most recent Quarterly Report on Form 10-Q and subsequent periodic and current reports.  All forward-looking statements are based on information available to the company on the date of this press release, and the company undertakes no obligation to update any of the forward-looking statements after the date of this press release.
Contact Info:

Investor Relations Contact Dave Angelicchio (571) 434-3443 InvestorRelations@neustar.biz	Media Contact Kim Hart (202) 533-2934 Kim.Hart@neustar.biz